UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 9, 2018
Stealth Technologies, Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-54635	27-2758155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
801 West Bay Drive Suite 470 Largo, Florida 33770
(Address of principal executive offices)
Registrant's telephone number, including area code		727-330-2731

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2018, Stealth Technologies, Inc. (the "Company") entered into a Stock Repurchase, Termination and Release Agreement with Harmonious Enterprises, Inc. (the "Agreement").  The Agreement was entered into as a means of terminating the Agreement for Purchase and Sale of PERS Monitoring Accounts, entered into by the parties on September 1, 2014 (the "PERS Agreement"). A copy of the PERS Agreement can be found with the filing of Form 8-K filed on April 1, 2015. Per the terms of the Agreement, the Company agreed to purchase from Harmonious Enterprises, Inc. exactly 372,137 shares of common stock of the Company, par value $0.001 in exchange for the transfer of all Customer Accounts as described in the PERS Agreement.  The parties mutually agreed that this Agreement concludes the relationship between the parties and each party provides a mutual release as additional consideration for the termination of the relationship.

Item 9.01

Exhibit	Document Description
10.1	Stock Repurchase, Termination, and Release Agreement dated April 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stealth Technologies, Inc.
(Registrant)
Date:	April 12, 2018
		By:	/s/ BRIAN McFADDEN
		Name:	Brian McFadden
		Title:	President, Principal Executive Officer, Director